UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2010

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 27, 2010, Graham Strachan, a member of the Board of Directors (the “Board”) of VIVUS, Inc. (the “Company”), notified the Company that he will not be standing for re-election to the Board at the Company’s 2010 Annual Meeting of Stockholders scheduled for June 25, 2010 (the “2010 Annual Meeting”).  An April 30, 2010, Mr. Strachan notified the Board that he was resigning as a member of the Board, effective immediately.  The decision by Mr. Strachan was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(b)           On April 30, 2010, Virgil A. Place, M.D., a member of the Board of the Company, notified the Company that he will not be standing for re-election to the Board at the Company’s 2010 Annual Meeting and that he was resigning as a member of the Board and as an officer of the Company, effective immediately.  The decision by Dr. Place was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(e)           On April 30, 2010, the Compensation Committee approved a change of control and severance agreement (the “Change of Control Agreement”) for Michael P. Miller, the Company’s Senior Vice President and Chief Commercial Officer (the “Executive”).  The Change of Control Agreement provides that if Executive’s employment with the Company is terminated by the Company without cause or by the Executive for good reason within 24 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date 24 months after the effective date of the termination (for purposes of this paragraph only, the “Severance Period”) equal to the monthly salary the Executive was receiving immediately prior to the change of control; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus (as such term is defined in the Change of Control Agreement) for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000.

The Change of Control Agreement also provides that if the Executive’s employment with the Company is terminated without cause (other than within 24 months after a change of control of the Company), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date that is (a) 12 months after the effective date of termination if Executive is terminated without cause during the first 24 months of his employment with the Company and (b) 3 months after the effective date of termination if Executive is terminated without cause after the 24 month anniversary of his employment with the Company (for purposes of this paragraph only, the “Severance Period”), equal to the monthly salary the Executive was receiving immediately prior to the termination date; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 3 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Severance Period.

The Change of Control Agreement also provides for the automatic vesting in full of all outstanding stock options held by the Executive upon the close of a change of control.

This brief description of the Change of Control Agreement is qualified in its entirety by reference to the provisions of the Change of Control Agreement, the Form of which is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

(a)           On April 30, 2010, in light of the decisions by Mr. Strachan and Dr. Place not to stand for re-election to the Board at the Company’s 2010 Annual Meeting, the Board approved amending Article III, Section 3.2 of the Company’s bylaws to decrease the authorized number of directors of the Company from seven to five effective immediately.  A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the registrant, as amended on April 30, 2010
10.1	Form of Change of Control and Severance Agreement dated April 30, 2010 by and between the registrant and Michael P. Miller*

*Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  April 30, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the registrant, as amended on April 30, 2010
10.1	Form of Change of Control and Severance Agreement dated April 30, 2010 by and between the registrant and Michael P. Miller*

*Indicates a management contract or compensatory plan.